RECEIVABLES PURCHASE AGREEMENT


                 dated as of September 28, 1999


                              Among

                  KN RECEIVABLES CORPORATION ,
                           as Seller,



            FALCON ASSET SECURITIZATION CORPORATION,

            INTERNATIONAL SECURITIZATION CORPORATION

                               and

            THE FINANCIAL INSTITUTIONS PARTY HERETO,
                          as Investors


                          BANK ONE, NA,
                            as Agent


                        TABLE OF CONTENTS


ARTICLE I
     PURCHASE ARRANGEMENTS    1
          Section 1.1    Purchase Facility   1
          Section 1.2    Increases 2
          Section 1.3    Decreases 2
          Section 1.4    Payment Requirements     2

ARTICLE II
     PAYMENTS AND COLLECTIONS 3
          Section 2.1    Payments  3
          Section 2.2    Collections Prior to Amortization  3
          Section 2.3    Collections Following Amortization 4
          Section 2.4    Application of Collections    4
          Section 2.5    Seller's Interest   5
          Section 2.6    Payment Rescission  6
          Section 2.7    Purchaser Interests 6

ARTICLE III
     CONDUIT FUNDING     6
          Section 3.1    CP Costs  6
          Section 3.2    CP Costs Payments   6
          Section 3.3    Calculation of CP Costs  7

ARTICLE IV
     FINANCIAL INSTITUTION FUNDING 7
          Section 4.1    Financial Institution Funding 7
          Section 4.2    Financial Institution Discount Payments
          7
          Section 4.3    Selection and Continuation of Tranche
          Periods   7
          Section 4.4    Financial Institution Discount Rates
          8
          Section 4.5    Suspension of the LIBO Rate   8

ARTICLE V
     REPRESENTATIONS AND WARRANTIES     8
          Section 5.1    Representations and Warranties of Seller
          Parties   8
          Section 5.2    Financial Institution Representations
          and Warranties 12

ARTICLE VI
     CONDITIONS OF PURCHASES  13
          Section 6.1    Conditions Precedent to Initial
          Incremental Purchase     13
          Section 6.2    Conditions Precedent to All Purchases
          and Reinvestments   13

ARTICLE VII
     COVENANTS 14
          Section 7.1    Affirmative Covenants of Seller    14
          Section 7.2    Negative Covenants of Seller  21

ARTICLE VIII
     ADMINISTRATION AND COLLECTION 23
          Section 8.1    Designation of Servicer  23
          Section 8.2    Duties of Servicer  24
          Section 8.3    Collection Notices  25
          Section 8.4    Responsibilities of Seller    26
          Section 8.5    Reports   26
          Section 8.6    Servicing Fees 26

ARTICLE IX
     AMORTIZATION EVENTS 26
          Section 9.1    Amortization Events 26
          Section 9.2    Remedies  29

ARTICLE X
     INDEMNIFICATION     29
          Section 10.1   INDEMNITIES BY SELLER    29
          Section 10.2   Increased Cost and Reduced Return  33
          Section 10.3   OTHER COSTS AND EXPENSES 34

ARTICLE XI
     THE AGENT 34
          Section 11.1   Authorization and Action 34
          Section 11.2   Delegation of Duties     35
          Section 11.3   Exculpatory Provisions   35
          Section 11.4   Reliance by Agent   35
          Section 11.5   Non-Reliance on Agent and Other
          Purchasers     36
          Section 11.6   Reimbursement and Indemnification  36
          Section 11.7   Agent in its Individual Capacity   36
          Section 11.8   Successor Agent     36

ARTICLE XII
     ASSIGNMENTS; PARTICIPATIONS   37
          Section 12.1   Assignments    37
          Section 12.2   Participations 38

ARTICLE XIII
     LIQUIDITY FACILITY  38
          Section 13.1   Transfer to Financial Institutions 38
          Section 13.2   Transfer Price Reduction Yield     39
          Section 13.3   Payments to Conduits     39
          Section 13.4   Limitation on Commitment to Purchase
          from Conduits  39
          Section 13.5   Defaulting Financial Institutions  39
          Section 13.6   Terminating Financial Institutions 40

ARTICLE XIV
     MISCELLANEOUS  41
          Section 14.1   Waivers and Amendments   41
          Section 14.2   Notices   42
          Section 14.3   Ratable Payments    42
          Section 14.4   Protection of Ownership Interests of the
          Purchasers     42
          Section 14.5   Confidentiality     43
          Section 14.6   Bankruptcy Petition 44
          Section 14.7   Limitation of Liability  44
          Section 14.8   CHOICE OF LAW  44
          Section 14.9   CONSENT TO JURISDICTION  44
          Section 14.10  WAIVER OF JURY TRIAL     45
          Section 14.11  Integration; Binding Effect; Survival of
          Terms     45
          Section 14.12  Counterparts; Severability; Section
          References     45
          Section 14.13  Bank One Roles 45
          Section 14.14  Characterization    46



                     EXHIBITS AND SCHEDULES


Exhibit I Definitions

Exhibit II     Form of Purchase Notice

Exhibit III    Places of Business of the Seller Parties;
               Locations of Records; Federal Employer
               Identification Number(s)

Exhibit IV     Names of Collection Banks; Collection Accounts

Exhibit V      Form of Compliance Certificate

Exhibit VI     Form of Collection Account Agreement

Exhibit VII    Form of Assignment Agreement

Exhibit VIII   Credit and Collection Policy

Exhibit IX     Form of Contract(s)

Exhibit X      Form of Monthly Report

Schedule A     Commitments of Financial Institutions

Schedule B     Documents to be Delivered to the Agent

                 RECEIVABLES PURCHASE AGREEMENT


     This Receivables Purchase Agreement dated as of September 28, 1999 is among KN Receivables Corporation, a Delaware corporation ("Seller"), the funding entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Falcon Asset Securitization Company ("FALCON") and International Securitization Corporation ("ISC"), (FALCON and ISC each being referred to individually as a "Conduit" and collectively as the "Conduits," and together with the Financial Institutions, the "Purchasers") and Bank One, NA, as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.


                     PRELIMINARY STATEMENTS

     Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

     The Conduits may, in their absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

     In the event that either Conduit declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to the Conduits in accordance with the terms hereof.

     Bank One, NA has been requested and is willing to act as Agent on behalf of Conduits and the Financial Institutions in accordance with the terms hereof.

           1    ARTICLE PURCHASE ARRANGEMENTSARTICLE
                    2  PURCHASE ARRANGEMENTS

1.1       Section Purchase Facility .
1.2
(a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, each Conduit may, at its option, instruct the Agent to purchase on its behalf, or if such Conduit shall decline to purchase, the Agent shall purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date.

(a) Seller may, upon at least 10 Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.
(b)
1.2 Section Increases . Seller shall provide the Agent with at least two Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $10,000,000) and date of purchase (which, in the case of any Incremental Purchase (after the initial Incremental Purchase hereunder), shall only be on a Settlement Date) and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether either Conduit individually or both Conduits collectively agree to make the entire proposed purchase. If the Conduits decline to make the entire proposed purchase, Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the portion of the Incremental Purchase of Purchaser Interests that is not being made by the Conduits will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, each purchasing Conduit or Financial Institution, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of a Conduit, such Conduit's share of the aggregate Purchase Price of the Purchaser Interests Conduits are purchasing and (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.
1.3
1.4 Section Decreases . Seller shall provide the Agent with prior written notice in conformity with the Required Notice Period (a "Reduction Notice") of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and
(ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of the Conduits and the Financial Institutions in accordance with the amount of Capital (if any) owing to Conduits (ratably, based on their respective Conduit Shares), on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Agent.

1.1 Section Payment Requirements . All amounts to be paid or deposited by Seller or Servicer pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at One Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. Upon notice to Seller, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Financial Institution Discount Rate, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
1.2
1.3
         2    ARTICLE PAYMENTS AND COLLECTIONSARTICLE
                 3    PAYMENTS AND COLLECTIONS

1.1 Section Payments . Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and
2.3 hereof), (iii) all amounts payable pursuant to Article X, if any, (iv) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables to the extent not paid directly to the Servicer, (v) all Broken Funding Costs and (vi) all Default Fees (collectively, the "Recourse Obligations"). If any Person fails to pay any of the Recourse Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. CP Costs and all amounts payable as Financial Institution Discount (collectively, the "Non-Recourse Obligations") are payable only to the extent of Available Funds as provided in Section 2.4. If the Non-Recourse Obligations are not paid when due, the Default Fee shall accrue on such unpaid amounts and shall be payable on the next date on which Non-Recourse Obligations are payable. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

1.1 Section Collections Prior to Amortization . (a) On each day prior to the Amortization Date, the Servicer shall set aside and hold in trust the Purchasers' Collections for the payment of any accrued and unpaid Aggregate Unpaids pursuant to
Section 2.4 or for a Reinvestment as provided in this Section
2.2. At any time any Collections or Deemed Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside such portion of the Purchasers' Collections as shall be required to pay the amounts specified pursuant to clauses first through eighth in Section 2.4, and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of the balance of each and every Collection or Deemed Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment.
1.2
1.3       (b) Amounts set aside pursuant to clause seventh of
Section 2.4 to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions shall be applied ratably to each Terminating Financial Institution according to its respective Termination Percentage. Each Terminating Financial Institution shall be allocated a ratable portion of the aggregate Purchasers' Collections from the date of any assignment by any Conduit pursuant to Section 13.6 (the "Termination Date") until such Terminating Financing Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with
Section 2.3.
1.4
1.5 Section Collections Following Amortization . On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all the Purchasers' Collections.
1.6
1.7 Section Application of Collections . On each Settlement Date, the Servicer shall distribute all Available Funds with respect to the preceding Calculation Period in the following order of priority, based upon the instructions set forth in the Monthly Report prepared by the Servicer:
1.8
          first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables incurred during the related Accrual Period, including the servicing fee, if Seller or one of its Affiliates is not then acting as the Servicer;

          second, any Available Funds remaining after the application in clause first shall be applied to the reimbursement of the Agent's costs of collection and enforcement of this Agreement incurred during the related Accrual Period;

          third, any Available Funds remaining after the applications in clauses first and second shall be applied ratably for the ratable payment of all Non-Recourse Obligations accrued during the related Accrual Period;

          fourth, if the aggregate Purchaser Interests exceed 100% as of the last day of the related Calculation Period, any Available Funds remaining after the applications in clauses first through third shall be paid to the Agent in reduction of Capital to the extent necessary to reduce the aggregate Purchaser Interests to 100%;

          fifth, if the Amortization Date occurs, any Available Funds remaining after the applications in clauses first through fourth shall be paid to the Agent in reduction of Capital to the extent necessary to reduce Capital to zero;

          sixth, any Available Funds remaining after the applications in clauses first through fifth shall be applied ratably for the ratable payment of all unpaid Recourse Obligations accrued during the related Accrual Period, provided that to the extent such Recourse Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Recourse Obligations;

          seventh, if prior to the Amortization Date there are one or more Terminating Financial Institutions with Purchaser Interests greater than zero, an amount equal to the product of (A) the sum of the Termination Percentages for each of the Terminating Financial Institutions and (B) the Available Funds remaining after the applications in clauses first through sixth shall be paid to such Terminating Financial Institutions in accordance with
     Section 2.2(b) until such time as the Capital of all such Purchaser Interests have been reduced to zero;

          eighth, any Available Funds remaining after the applications in clauses first through seventh shall be applied ratably for the payment to the Servicer of the Servicing Fee specified in Section 8.6; and

          ninth, all remaining Available Funds shall (A) prior to the Amortization Date, be set aside and held in trust by the Servicer for a Reinvestment as provided in Section 2.2 and
     (B) on and after the Amortization Date, be paid to Seller.

          Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

1.1 Section Seller's Interest . The Servicer shall turn over to the Seller any Collections which do not constitute Purchasers' Collections, less all reasonable costs and expenses of the Servicer for servicing, collecting and administering the portion of the Receivables represented by such Collections.
1.2
1.3 Section Payment Rescission . No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding; provided, however, that Seller shall not be obligated to make any such payment to the Agent to the extent that (i) such recission, return or refund arises in a bankruptcy or insolvency proceeding of an Obligor, (ii) such recission, return or refund relates to a Collection on a Receivable previously received by the Servicer and (iii) the Agent would not have received a corresponding payment out of other Collections in the normal course pursuant to Section 2.4 (and the computations of the amounts to be paid pursuant thereto) if such refunded Receivable (or portion thereof) had not been collected in the first instance.
1.4
1.5 Section Purchaser Interests . Seller shall ensure that the Purchaser Interests of the Purchaser shall at no time exceed in the aggregate 100%, unless and only to the extent that such excess results from a reduction in the Net Receivables Balance as a result of a Receivable being written off as uncollectible. If the aggregate of the Purchaser Interests of the Purchasers so exceeds 100%, Seller shall pay to the Agent within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100% as so calculated.
1.6

            1    ARTICLE CONDUIT FUNDINGARTICLE
                     2   CONDUIT FUNDING

1.1 Section CP Costs . To the extent of Available Funds as provided in clause third of Section 2.4, CP Costs shall accrue with respect to the Capital associated with each Purchaser Interest of each Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest of a Conduit funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the Capital in respect of such Purchaser Interest represents in relation to all assets held by such Conduit and funded substantially with Pooled Commercial Paper.

1.1 Section CP Costs Payments . On each Yield Settlement Date, the Servicer shall advance out of the Purchasers' Collections to the Agent (for the benefit of each Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of such Conduit for the immediately preceding Accrual Period and all other Yield Settlement Obligations in accordance with Article II. The Servicer shall recoup such advance from the amounts set aside for such Yield Settlement Date Obligations pursuant to the applicable clause of Section 2.4.
1.2
1.3 Section Calculation of CP Costs . On the third Business Day immediately preceding each Yield Settlement Date, each Conduit shall calculate the aggregate amount of CP Costs for the applicable Accrual Period and Agent shall notify Seller of such aggregate amounts.
1.4

       1    ARTICLE FINANCIAL INSTITUTION FUNDINGARTICLE
              2    FINANCIAL INSTITUTION FUNDING

1.1 Section Financial Institution Funding . Each Purchaser Interest of the Financial Institutions shall accrue Financial Institution Discount for each day during its Tranche Period at either the LIBO Rate or the Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate. If the Financial Institutions acquire by assignment from any Conduit any Purchaser Interest pursuant to Article XIII, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

1.1 Section Financial Institution Discount Payments . On the Yield Settlement Date for each Purchaser Interest of the Financial Institutions, the Servicer shall advance out of the Purchasers' Collections to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Financial Institution Discount for the entire Tranche Period of each such Purchaser Interest and all other Yield Settlement Obligations then due and owing to the Financial Institutions or the Agent in accordance with Article II. The Servicer shall recoup such advance from the amounts set aside for such Yield Settlement Date Obligations pursuant to the applicable clause of Section 2.4.
1.2
(a) Section Selection and Continuation of Tranche Periods . With consultation from (and approval not to be unreasonably withheld by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in Clause (A) of the definition of Settlement Date.
(b)
(c) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on the last day of the Termination Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interest to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of a Conduit be combined with a Purchaser Interest of the Financial Institutions.
(d)
1.3 Section Financial Institution Discount Rates . Seller may select the LIBO Rate or the Base Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and
(ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Base Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate.
1.4
(a)       Section Suspension of the LIBO Rate .   If any
Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Base Rate for any Purchaser Interest accruing Financial Institution Discount Rate at such LIBO Rate.
(b)
(c) If less than all of the Financial Institutions give a notice to the Agent pursuant to Section 4.5, each Financial Institution which gave such a notice shall be obliged, at the request of Seller, any Conduit or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to the Conduit and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and Financial Institution Discount owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).
(d)

      1    ARTICLE REPRESENTATIONS AND WARRANTIESARTICLE
               2    REPRESENTATIONS AND WARRANTIES

1.1       Section Representations and Warranties of Seller
Parties . Seller hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a) Corporate Existence and Power. Such Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where a failure to do so will cause a Material Adverse Effect.
(b)
(c) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Seller is a party has been duly executed and delivered by Seller.
(d)
(e) No Conflict. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Seller or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(f)
(g) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
(h)
(i) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting Seller, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Seller is not in default with respect to any order of any court, arbitrator or governmental body.
(j)
(k) Binding Effect. This Agreement and each other Transaction Document to which Seller is a party constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(l)
(m) Accuracy of Information. All information heretofore furnished by Seller or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Seller or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(n)
(o) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.
(p)
(q) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.
(r)
(s) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership interest in the Receivables, the Related Security and the Collections.
(t)
(u) Places of Business and Locations of Records. The principal places of business and chief executive office of Seller and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on Exhibit III.
(v)
(w) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit
IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such account at a future time or upon the occurrence of a future event.
(x)
(y) Material Adverse Effect. (i) The initial Servicer represents and warrants that since June 30, 1999, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.
(z)
(aa) Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.
(bb)
(cc) Ownership of Seller. KNEI owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.
(dd)
(ee)           Not a Holding Company or an Investment Company.
Seller is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
(ff)
(gg) Compliance with Law. Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject and with respect to which a failure to comply will cause a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.
(hh)
(ii)           Compliance with Credit and Collection Policy.
Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).
(jj)
(kk) Payments to Originators. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by the Originators of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. 101 et seq.), as amended.

(a) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(b)
(c) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.
(d)
(e) Net Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of
(i) the Aggregate Capital, plus (ii) the Aggregate Reserves.
(f)
(g) Year 2000. Seller (i) has reviewed the areas within its business and operations which could be adversely affected by the Year 2000 Problem, (ii) has developed a Year 2000 Plan to address the Year 2000 Problem on a timely basis, (iii) is taking all actions reasonably necessary to meet the schedule and goals of the Year 2000 Plan and (iv) has established adequate reserves to implement the Year 2000 Plan. Seller does not reasonably anticipate that the Year 2000 Problem could have a Material Adverse Effect.
(h)
(i) Accounting. The manner in which Seller accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.
(j)
(k) Type of Receivable. None of the Receivables transferred to Seller under the Receivables Sale Agreement resulted from the sale of an interest in minerals or the like (including oil and gas) before extraction or at the well head or the mine head.
(l)
1.2 Section Financial Institution Representations and Warranties . Each Financial Institution hereby represents and warrants to the Agent and the Conduits that:
1.3
(a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.
(b)
(c) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.
(d)
(e) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.
(f)
(g) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
(h)

        1    ARTICLE CONDITIONS OF PURCHASESARTICLE
                2     CONDITIONS OF PURCHASES

(a) Section Conditions Precedent to Initial Incremental Purchase . The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

(a) Section Conditions Precedent to All Purchases and Reinvestments . Each purchase of a Purchaser Interest (other than pursuant to Section 13.1) and each Reinvestment shall be subject to the further conditions precedent that in the case of each such purchase or Reinvestment: (i) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under Section 8.5 and (ii) upon the Agent's request, the Servicer shall have delivered to the Agent at least three (3) Business Days prior to such purchase or Reinvestment an interim Monthly Report showing the amount of Eligible Receivables; the Facility Termination Date shall not have occurred; and (c) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):
(b)
          (i)  the representations and warranties set forth in
Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

          (ii) no event has occurred, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and

          (iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.


                1    ARTICLE COVENANTSARTICLE
                        2    COVENANTS

1.1 Section Affirmative Covenants of Seller . Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, Seller hereby covenants, as to itself, as set forth below:

(a) Financial Reporting. Seller will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles and furnish or cause to be furnished to the Agent:
(b)
     (i) Annual Reporting. Within 100 days after the close of each of its respective fiscal years, financial statements for such fiscal year certified by an Authorized Officer of Seller, together with copies of the financial statements of KNEI delivered pursuant to Section 4.1(a)(i) of the Receivables Sale Agreement.

     (i) Quarterly Reporting. Within 50 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer of Seller, together with copies of the financial statements of KNEI delivered pursuant to Section 4.1(a)(ii) of the Receivables Sale Agreement.

     (i) Compliance Certificate. Together with the financial statements required to be furnished hereunder, a compliance certificate in substantially the form of Exhibit V signed by an Authorized Officer of Seller and dated the date of such annual financial statement or such quarterly financial statement, as the case may be together with copies of the Certificates of KNEI delivered pursuant to Section 4.1(a)(iii) of the Receivables Sale Agreement.

     (i)            Notices under Transaction Documents.
     Promptly upon its receipt of any notice, request for consent, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or any Conduit, copies of the same.

     (i) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, and promptly after the effectiveness of any other change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

     (i) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Seller as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

(a) Notices. Seller will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(b)
     (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of Seller.

     (i) Judgment. The entry of any judgment or decree against Seller, or the entry of any judgment or decree against any Originator if the aggregate outstanding amount of all judgments and decrees against all Originators on a combined basis exceeds $60,000,000.

     (i) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding against Seller or to which Seller becomes party, or the institution of any litigation, arbitration or governmental proceeding against any Originator or in which such Originator becomes a party that remains unsettled for a period of thirty (30) days from the commencement thereof and involves claims of damages or any other relief which reasonably may be expected to cause a Material Adverse Effect.

     (i) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

     (i)            Termination Date.  The occurrence of the
     "Termination Date" under and as defined in the Receivables
     Sale Agreement.

     (i)            Defaults Under Other Agreements.  The
     occurrence of a default or an event of default under any other financing arrangement pursuant to which Seller is a debtor or an obligor.

     (i) Downgrade. Any downgrade in the rating of any Indebtedness of any Originator by Standard and Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

(a) Compliance with Laws and Preservation of Corporate Existence. Seller will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject with respect to which a failure to comply may reasonably be expected to cause a Material Adverse Effect. Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted.
(b)
(c) Audits. Seller will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Seller will, from time to time, during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives (and shall cause the Originators to permit the Agent or their agents or representatives), (i) to examine all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters. Seller shall reimburse Agent promptly for all of Agent's reasonable costs incurred in connection with
(i) so long as no Amortization Event or Potential Amortization Event has occurred, not more than one such audit per calendar year and (ii) following the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event, any such audit.
(d)
(e)            Keeping and Marking of Records and Books.
(f)
     (i) Seller will (and will cause the Originators to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Seller will, and will require each Originator to, give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

     (i) Seller will (and will cause the Originators to) (A) on or prior to the date hereof, mark its master data processing records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) following the occurrence and during the continuance of an Amortization Event, upon the request of the Agent (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

(a) Compliance with Contracts and Credit and Collection Policy. Seller will (and will cause the Originators to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables with respect to which a failure to perform or comply may reasonably be expected to adversely affect the collectibility thereof, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Conduits, the Agent or any Financial Institution.
(b)
(c) Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.
(d)
(e) Ownership. Seller will (or will cause the Originators to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).
(f)
(g) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from the Originators. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of the Originators and any Affiliates thereof and not just a division of any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:
(h)
          (A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

          (A) compensate all employees, consultants and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and such Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and such Originator or such Affiliate, as applicable;

          (A)            have a separate telephone number, which
          will be answered only in its name and separate stationery, invoices and checks in its own name;

          (A) conduct all transactions with the Originators (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and an Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

          (A)            at all times have a Board of Directors
          consisting of three members, at least one member of which is an Independent Director;

          (A) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

          (A)            maintain Seller's books and records
          separate from those of the Originators and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Originator and any Affiliate thereof;

          (A) prepare its financial statements separately from those of the Originators and insure that any consolidated financial statements of the Originators or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

          (A) except as herein specifically otherwise provided and other than any commingling in the Chase Collection Account which is provided for in Section 7.1(j) herein, maintain the funds or other assets of Seller separate from, and not commingled with, those of the Originators or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

          (A)            pay all of Seller's operating expenses
          from Seller's own assets (except for certain payments by an Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

          (A)            operate its business and activities such
          that:   it does not engage in any business or activity
          of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originators thereunder for the purchase of Receivables from the Originators under the Receivables Sale Agreement, and
          (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

          (A) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

          (A) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

          (A) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

          (A) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

          (A) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Vinson & Elkins, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(a) Collections. Seller will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement. Within 60 days following the Closing Date, Seller will cause the Servicer to either (a) notify all Obligors that are currently remitting payments to the Chase Collection Account to redirect payments to one of the other Collection Accounts (other than the Chase Collection Account) or to a newly established account which is subject to a Collection Account Agreement or (b) cease using the Chase Collection Account for any purpose other than receiving and processing Collections, and notify all Persons (other than Obligors) that are currently remitting payments to the Chase Collection Account to redirect payments to a newly established account.
(b)
(c) Minimum Net Worth. Seller shall at all times maintain Net Worth of not less than the Required Capital Amount.
(d)
1.2 Section Negative Covenants of Seller . Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, Seller hereby covenants that:
1.3
(a) Name Change, Offices and Records. Seller will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the
UCC) or relocate its chief executive office or any office where Records are kept, unless it shall have: (i) given the Agent at least forty-five (45) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.
(b)
(c)            Change in Payment Instructions to Obligors.
Except as may be required by the Agent pursuant to Section 8.2(b), Seller will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.
(d)
(e) Modifications to Contracts and Credit and Collection Policy. Seller will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), Seller, acting as Servicer or otherwise, will not, and will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
(f)
(g) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or the Originators. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.
(h)
(i) Nature of Business; Other Agreements; Other Indebtedness. Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, in each case other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement. Without limiting the generality of the foregoing, Seller shall not create, incur, guarantee, assume or suffer to exist any Indebtedness or other liabilities, whether direct or contingent, other than:
(j)
     (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

     (i) the incurrence of obligations under this Agreement or any other Transaction Document,

     (i) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originators thereunder for the purchase of Receivables from the Originators under the Receivables Sale Agreement, and

     (i) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in Section 7.1(i) of this Agreement.

Seller may pay expenses permitted by Section 8.2(e)(iv) with the proceeds of Subordinated Loans (to the extent that a Subordinated Loan could be borrowed without rendering Seller's Net Worth less than the Required Capital Amount). In the event Seller shall at any time receive a Subordinated Loan under the Receivables Sale Agreement, the obligations of Seller in connection therewith shall be subordinated to the obligations of Seller to the Purchasers and the Agent under this Agreement, on the terms provided for in the Subordinated Note and the Receivables Sale Agreement.

(a) Amendments to Receivables Sale Agreement. Seller shall not, without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed):
(b)
     (i)            cancel or terminate the Receivables Sale
     Agreement,

     (i)            give any consent, waiver, directive or
     approval under the Receivables Sale Agreement,

     (i) waive any default, action, omission or breach under the Receivables Sale Agreement, or otherwise grant any indulgence thereunder, or

     (i) amend, supplement or otherwise modify any of the terms of the Receivables Sale Agreement.

(a) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the aggregate Capital of all the Purchaser Interests plus (ii) the Aggregate Reserves.
(b)
(c) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 6.1(d) of the Receivables Sale Agreement.
(d)

       1    ARTICLE ADMINISTRATION AND COLLECTIONARTICLE
              2    ADMINISTRATION AND COLLECTION

(a)       Section Designation of Servicer .    The servicing,
administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time designate as Servicer any Person to succeed Seller or any successor Servicer.

(a) Without the prior written consent of the Agent and the Required Financial Institutions, Seller shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) K N Energy, Inc. ("KNEI") and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. KNEI shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Seller. If at any time the Agent shall designate as Servicer any Person other than Seller, all duties and responsibilities theretofore delegated by Seller to KNEI may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Seller.
(b)
(c) Notwithstanding the foregoing subsection (b), (i) Seller shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with Seller in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Seller (with a copy to KNEI as provided below Seller's signature hereto) in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Seller, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

(a)       Section Duties of Servicer .    The Servicer shall take
or cause to be taken all such actions as may be reasonably necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
(b)
(c) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.
(d)
(e) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article
II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
(f)
(g) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Amortization Event, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(a) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent following the occurrence and during the continuance of an Amortization Event, deliver or make available to the Agent copies of all such Records, at a place selected by the Agent.
The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.
(b)
(c) Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
(d)
(e)
1.2 Section Collection Notices . The Agent is authorized at any time during the continuance of an Amortization Event to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall, following the occurrence and during the continuance of an Amortization Event, be entitled to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.
1.3
1.4 Section Responsibilities of Seller . Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

1.1 Section Reports . The Servicer shall prepare and forward to the Agent (i) on the 20th day of each month and at such times as the Agent shall request, a Monthly Report and (ii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables. The Agent and the Purchasers acknowledge that Seller and the Servicer do not have all necessary data to enable them to compute certain ratios in respect of Defaulted Receivables and Dilutions prior to September 1, 1998. Accordingly, the Servicer shall be permitted to make any computations herein which pertain in part to periods prior to such date without reference to periods prior to such date.
1.2
1.3 Section Servicing Fees . In consideration of Seller's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Seller shall continue to perform as Servicer hereunder, Seller shall be entitled to receive a fee (the "Servicing Fee") on the first calendar day of each month, in arrears for the immediately preceding month equal to 1.0% per annum of the aggregate amount of outstanding Capital as compensation for its servicing activities, which fee shall be payable in accordance with the terms of Article III.
1.4

              1    ARTICLE AMORTIZATION EVENTSARTICLE
                       2    AMORTIZATION EVENTS

1.1 Section Amortization Events . The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a) The Servicer (so long as any Affiliate of KNEI is the Servicer) or Seller shall fail (i) to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for one (1) Business Day, or (ii) to perform or observe any covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) and such failure shall continue for ten (10) Business Days after notice thereof has been given to the Servicer (so long as any Affiliate of KNEI is the Servicer) or Seller by the Agent.
(b)
(c) The Servicer (so long as any Affiliate of KNEI is the Servicer) or Seller shall fail to perform or observe any covenant contained in Article VII hereof and such failure shall continue for ten (10) Business Days after notice thereof has been given to the Servicer (so long as any Affiliate of KNEI is the Servicer) or Seller by the Agent.
(d)
(e) Any representation, warranty, certification or statement made by the Servicer (so long as any Affiliate of KNEI is the Servicer) or Seller in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.
(f)
(g) KNEI or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period; provided, however, that if any such failure is cured by KNEI or such Subsidiary or is waived by the requisite percentage of holders of such Material Financial Obligations entitled to so waive, then the Amortization Event under this Agreement by reason of such failure shall be deemed to have been cured.
(h)
(i) Any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; provided, however, that if any such acceleration is rescinded, or any such event or condition is cured by KNEI or any Subsidiary or is waived by the requisite percentage of holders of such Material Debt entitled to so waive, then the Amortization Event under this Agreement by reason of such acceleration, event or condition shall be deemed to have been cured.
(j)
(i) Seller or Servicer (so long as any Affiliate of KNEI is the Servicer) shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Seller or such Servicer or any of its Material Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and such proceeding shall not be dismissed within 60 days of the filing thereof or (ii) Seller, such Servicer or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (e).
(ii)
(k)            Seller shall fail to comply with the terms of
Section 2.7 hereof.
(l)
(m) The Three-Month Average Dilution Ratio shall exceed 5% at any time.
(n)            The Three-Month Average Default Ratio shall exceed
5% at any time.
(o)
(p) The Three-Month Average Variance Ratio shall exceed 7% at any time.
(q)
(r) The Performance Guarantor's credit rating for its long term senior unsecured debt obligations shall be reduced below BB+ by Standard & Poor's Ratings Services or below Ba1 by Moody's Investors Service, Inc., or either such rating agency shall withdraw its rating.
(s)
(t)            A Change of Control shall occur.
(u)
(v)            KNEI ceases to own 100% of Seller.
(w)
(x) (i) Consolidated Debt of KNEI shall exceed 74.0% of Consolidated Total Capitalization at any time; (ii) total Debt of all Consolidated Subsidiaries (excluding Debt of a Consolidated Subsidiary of KNEI to KNEI or to another Consolidated Subsidiary of KNEI, shall exceed 10% of Consolidated Debt of KNEI at any time or (iii) Consolidated Debt of each Material Subsidiary shall exceed 65% of the Consolidated Total Capitalization of such Material Subsidiary at any time.
(y)
(z) Consolidated Net Worth of KNEI shall be less than an amount equal to the sum of (i) $1,236,000,000 plus (ii) 50% of Consolidated Net Income for each fiscal quarter of KNEI ending after December 30, 1998 and at or prior to such time (but only if such Consolidated Net Income for such fiscal quarter is a positive amount) at any time.

(a) KNEI shall fail to perform or observe any term, covenant or agreement contained in the Credit Agreement and such failure shall continue unremedied beyond any applicable grace or cure period provided therein.
(b)
(c) One or more final judgments for the payment of money shall be entered against Seller on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.
(d)
(e) Performance Guarantor shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Guaranty, or the Performance Guaranty shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.
(f)
(g) The "Amortization Date" shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.
(h)
(i) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority ownership/security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.
(j)
1.2 Section Remedies . Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer if such Amortization Event arises from the actions of the Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Seller; provided, however, that upon the occurrence of Amortization Event described in
Section 9.1(e), or of an actual or deemed entry of an order for relief with respect to Seller or the Servicer (so long as any Affiliate of KNEI is the Servicer) under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Seller, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be in addition to all other rights and remedies of the Agent and the Purchasers available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE INDEMNIFICATION
1     ARTICLE
INDEMNIFICATION

1.1 Section INDEMNITIES BY SELLER . WITHOUT LIMITING ANY OTHER RIGHTS THAT THE AGENT OR ANY PURCHASER MAY HAVE HEREUNDER OR UNDER APPLICABLE LAW, (A) SELLER HEREBY AGREES TO INDEMNIFY (AND PAY UPON DEMAND TO) THE AGENT AND EACH PURCHASER AND THEIR RESPECTIVE ASSIGNS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES (EACH AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL DAMAGES, LOSSES, CLAIMS, TAXES, LIABILITIES, COSTS, EXPENSES AND FOR ALL OTHER AMOUNTS PAYABLE, INCLUDING REASONABLE ATTORNEYS' FEES (WHICH ATTORNEYS MAY BE EMPLOYEES OF THE AGENT OR SUCH PURCHASER) AND DISBURSEMENTS (ALL OF THE FOREGOING BEING COLLECTIVELY REFERRED TO AS "INDEMNIFIED AMOUNTS") AWARDED AGAINST OR INCURRED BY ANY OF THEM ARISING OUT OF OR AS A RESULT OF THIS AGREEMENT OR THE ACQUISITION, EITHER DIRECTLY OR INDIRECTLY, BY A PURCHASER OF AN INTEREST IN THE RECEIVABLES,
AND (B) THE SERVICER HEREBY AGREES TO INDEMNIFY (AND PAY UPON DEMAND TO) EACH INDEMNIFIED PARTY FOR INDEMNIFIED AMOUNTS AWARDED AGAINST OR INCURRED BY ANY OF THEM ARISING OUT OF THE SERVICER'S ACTIVITIES AS SERVICER HEREUNDER EXCLUDING, HOWEVER, IN ALL OF THE FOREGOING INSTANCES UNDER THE PRECEDING CLAUSES (A) AND (B):

     (i) INDEMNIFIED AMOUNTS TO THE EXTENT A FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION HOLDS THAT SUCH INDEMNIFIED AMOUNTS RESULTED FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION;

     (i)            INDEMNIFIED AMOUNTS TO THE EXTENT THE SAME
     INCLUDES LOSSES IN RESPECT OF RECEIVABLES THAT ARE
     UNCOLLECTIBLE ON ACCOUNT OF THE INSOLVENCY, BANKRUPTCY OR
     LACK OF CREDITWORTHINESS OF THE RELATED OBLIGOR;

     (i) TAXES IMPOSED BY THE JURISDICTION IN WHICH SUCH INDEMNIFIED PARTY'S PRINCIPAL EXECUTIVE OFFICE IS LOCATED, ON OR MEASURED BY THE OVERALL NET INCOME OF SUCH INDEMNIFIED PARTY TO THE EXTENT THAT THE COMPUTATION OF SUCH TAXES IS CONSISTENT WITH THE CHARACTERIZATION FOR INCOME TAX PURPOSES OF THE ACQUISITION BY THE PURCHASERS OF PURCHASER INTERESTS AS A LOAN OR LOANS BY THE PURCHASERS TO SELLER SECURED BY THE RECEIVABLES, THE RELATED SECURITY, THE COLLECTION ACCOUNTS AND THE COLLECTIONS;

     (i)            INDEMNIFIED AMOUNTS TO THE EXTENT THE SAME
     ARE A RESULT OF A VIOLATION BY SUCH INDEMNIFIED PARTY OF ANY
     BANKING OR SECURITIES LAWS OR REGULATIONS;

(i)                 INDEMNIFIED AMOUNTS TO THE EXTENT THEY
     INCLUDE COSTS AND EXPENSES OF A TYPE REFERRED TO IN SECTIONS
     10.2 AND 10.3 HEREOF, EXCEPT TO THE EXTENT PROVIDED IN
     SECTIONS 10.2 AND 10.3;

     (i)            INDEMNIFIED AMOUNTS TO THE EXTENT THEY
     CONSTITUTE STATE OR LOCAL FRANCHISE TAXES TO THE EXTENT THAT
     THE INDEMNIFIED PARTY IS SUBJECT TO TAXATION IN THE
     JURISDICTION IMPOSING SUCH FRANCHISE TAXES SOLELY FOR
     REASONS OTHER THAN THE TRANSACTIONS CONTEMPLATED BY THE
     TRANSACTION DOCUMENTS; AND

     (i)            INDEMNIFIED AMOUNTS THAT UNDER THE TERMS OF
     CLAUSES (I) THROUGH (XVI) BELOW ARE EXPRESSLY EXCEPTED FROM
     THE INDEMNIFICATION PROVISIONS OF SUCH CLAUSES.

PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SENTENCE SHALL LIMIT THE LIABILITY OF SELLER OR LIMIT THE RECOURSE OF THE PURCHASERS TO SELLER FOR AMOUNTS OTHERWISE SPECIFICALLY PROVIDED TO BE PAID BY SELLER UNDER THE TERMS OF THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING INDEMNIFICATION, BUT SUBJECT TO THE LIMITATIONS SET FORTH IN CLAUSES (I) AND (II) OF THIS PREVIOUS SENTENCE, SELLER SHALL INDEMNIFY THE AGENT AND THE PURCHASERS FOR INDEMNIFIED AMOUNTS (INCLUDING, WITHOUT LIMITATION, LOSSES IN RESPECT OF UNCOLLECTIBLE RECEIVABLES, REGARDLESS OF WHETHER REIMBURSEMENT THEREFOR WOULD CONSTITUTE RECOURSE TO SELLER) RELATING TO OR RESULTING FROM:

     (i) ANY REPRESENTATION OR WARRANTY MADE BY SELLER OR ANY ORIGINATOR (OR ANY OFFICERS OF ANY SUCH PERSON) UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER INFORMATION OR REPORT DELIVERED BY ANY SUCH PERSON PURSUANT HERETO OR THERETO, WHICH SHALL HAVE BEEN FALSE OR INCORRECT WHEN MADE OR DEEMED MADE;

     (i) THE FAILURE BY SELLER OR ANY ORIGINATOR TO COMPLY WITH ANY APPLICABLE LAW, RULE OR REGULATION WITH RESPECT TO ANY RECEIVABLE OR CONTRACT RELATED THERETO, OR THE NONCONFORMITY OF ANY RECEIVABLE OR CONTRACT INCLUDED THEREIN WITH ANY SUCH APPLICABLE LAW, RULE OR REGULATION OR ANY FAILURE OF ANY ORIGINATOR TO KEEP OR PERFORM ANY OF ITS OBLIGATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO ANY CONTRACT;

     (i)            ANY FAILURE OF SELLER OR ANY ORIGINATOR TO
     PERFORM ITS DUTIES, COVENANTS OR OTHER OBLIGATIONS IN
     ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT OR ANY
     OTHER TRANSACTION DOCUMENT;

     (i)            ANY PRODUCTS LIABILITY, PERSONAL INJURY OR
     DAMAGE SUIT, OR OTHER SIMILAR CLAIM ARISING OUT OF OR IN
     CONNECTION WITH MERCHANDISE, INSURANCE OR SERVICES THAT ARE
     THE SUBJECT OF ANY CONTRACT OR ANY RECEIVABLE;

     (i) ANY DISPUTE, CLAIM, OFFSET OR DEFENSE (OTHER THAN DISCHARGE IN BANKRUPTCY OF THE OBLIGOR) OF THE OBLIGOR TO THE PAYMENT OF ANY RECEIVABLE (INCLUDING, WITHOUT LIMITATION, A DEFENSE BASED ON SUCH RECEIVABLE OR THE RELATED CONTRACT NOT BEING A LEGAL, VALID AND BINDING OBLIGATION OF SUCH OBLIGOR ENFORCEABLE AGAINST IT IN ACCORDANCE WITH ITS TERMS), OR ANY OTHER CLAIM RESULTING FROM THE SALE OF THE MERCHANDISE OR SERVICE RELATED TO SUCH RECEIVABLE OR THE FURNISHING OR FAILURE TO FURNISH SUCH MERCHANDISE OR SERVICES;

     (i)             COMMINGLING OF COLLECTIONS OF RECEIVABLES AT
     ANY TIME WITH OTHER FUNDS;

     (i) ANY INVESTIGATION, LITIGATION OR PROCEEDING RELATED TO OR ARISING FROM THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE USE OF THE PROCEEDS OF AN INCREMENTAL PURCHASE OR A REINVESTMENT, THE OWNERSHIP OF THE PURCHASER INTERESTS OR ANY OTHER INVESTIGATION, LITIGATION OR PROCEEDING RELATING TO SELLER OR ANY ORIGINATOR IN WHICH ANY INDEMNIFIED PARTY BECOMES INVOLVED AS A RESULT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY;

     (i) ANY INABILITY TO LITIGATE ANY CLAIM AGAINST ANY OBLIGOR IN RESPECT OF ANY RECEIVABLE AS A RESULT OF SUCH OBLIGOR BEING IMMUNE FROM CIVIL AND COMMERCIAL LAW AND SUIT ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE FROM ANY LEGAL ACTION, SUIT OR PROCEEDING;

     (i)            ANY AMORTIZATION EVENT DESCRIBED IN SECTION
     9.1(D);

     (i) ANY FAILURE OF SELLER TO ACQUIRE AND MAINTAIN LEGAL AND EQUITABLE TITLE TO, AND OWNERSHIP OF ANY RECEIVABLE AND THE RELATED SECURITY AND COLLECTIONS WITH RESPECT THERETO FROM ANY ORIGINATOR, FREE AND CLEAR OF ANY ADVERSE CLAIM (OTHER THAN AS CREATED HEREUNDER); OR ANY FAILURE OF SELLER TO GIVE REASONABLY EQUIVALENT VALUE TO ANY ORIGINATOR UNDER THE RECEIVABLES SALE AGREEMENT IN CONSIDERATION OF THE TRANSFER BY SUCH ORIGINATOR OF ANY RECEIVABLE, OR ANY ATTEMPT BY ANY PERSON TO VOID SUCH TRANSFER UNDER STATUTORY PROVISIONS OR COMMON LAW OR EQUITABLE ACTION;

     (i) ANY FAILURE TO VEST AND MAINTAIN VESTED IN THE AGENT FOR THE BENEFIT OF THE PURCHASERS, OR TO TRANSFER TO THE AGENT FOR THE BENEFIT OF THE PURCHASERS, LEGAL AND EQUITABLE TITLE TO, AND OWNERSHIP OF, A FIRST PRIORITY PERFECTED UNDIVIDED PERCENTAGE OWNERSHIP INTEREST (TO THE EXTENT OF THE PURCHASER INTERESTS CONTEMPLATED HEREUNDER) OR SECURITY INTEREST IN THE RECEIVABLES, THE RELATED SECURITY AND THE COLLECTIONS, FREE AND CLEAR OF ANY ADVERSE CLAIM (EXCEPT AS CREATED BY THE TRANSACTION DOCUMENTS);

     (i) THE FAILURE TO HAVE FILED, OR ANY DELAY IN FILING, FINANCING STATEMENTS OR OTHER SIMILAR INSTRUMENTS OR DOCUMENTS UNDER THE UCC OF ANY APPLICABLE JURISDICTION OR OTHER APPLICABLE LAWS WITH RESPECT TO ANY RECEIVABLE, THE RELATED SECURITY AND COLLECTIONS WITH RESPECT THERETO, AND THE PROCEEDS OF ANY THEREOF, WHETHER AT THE TIME OF ANY INCREMENTAL PURCHASE OR REINVESTMENT OR AT ANY SUBSEQUENT TIME;

     (i)            ANY ACTION OR OMISSION BY SELLER  WHICH
     REDUCES OR IMPAIRS THE RIGHTS OF THE AGENT OR THE PURCHASERS
     WITH RESPECT TO ANY RECEIVABLE OR THE VALUE OF ANY SUCH
     RECEIVABLE;

     (i)            ANY ATTEMPT BY ANY PERSON TO VOID ANY
     INCREMENTAL PURCHASE OR REINVESTMENT HEREUNDER UNDER
     STATUTORY PROVISIONS OR COMMON LAW OR EQUITABLE ACTION;

     (i)            THE YEAR 2000 PROBLEM INVOLVING SELLER,
     SERVICER (SO LONG AS ANY AFFILIATE OF KNEI IS THE SERVICER),
     ANY ORIGINATOR OR ANY OBLIGOR; AND

     (i)            THE FAILURE OF ANY RECEIVABLE INCLUDED IN THE
     CALCULATION OF THE NET RECEIVABLES BALANCE AS AN ELIGIBLE
     RECEIVABLE TO BE AN ELIGIBLE RECEIVABLE AT THE TIME SO
     INCLUDED.

1.1 Section Increased Cost and Reduced Return . If any funding source shall be charged any fee, expense, or increased cost on account of the adoption if any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case occurring after the date hereof (a "Regulatory Change"): (i) that subjects any funding source to any charge or withholding on or with respect to any funding agreement or a funding source's obligations under a funding agreement, or on or with respect to receivables, or changes the basis of taxation of payments to any funding source of any amounts payable under any funding agreement (except for changes in the rate of tax on the overall net income of a funding source or taxes excluded by
Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a funding source, or credit extended by a funding source pursuant to a funding agreement or (iii) that imposes any other condition the result of which is to increase the cost to a funding source of performing its obligations under a funding agreement, or to reduce the ate of return on a funding source's capital as a consequence of its obligations under a funding agreement, or to reduce the amount of any sum received or receivable by a funding source under a funding agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the agent, seller shall pay to the agent, for the benefit of the relevant funding source, such amounts charged to such funding source or such amounts to otherwise compensate such funding source for such reduction.
1.2
1.3 Section OTHER COSTS AND EXPENSES . SELLER SHALL PAY TO THE AGENT AND THE CONDUITS ON DEMAND ALL COSTS AND OUT-OF-POCKET EXPENSES IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY AND ADMINISTRATION OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND THE OTHER DOCUMENTS TO BE DELIVERED HEREUNDER, INCLUDING WITHOUT LIMITATION, THE COST OF CONDUITS' AUDITORS AUDITING THE BOOKS, RECORDS AND PROCEDURES OF SELLER ONCE PER YEAR PRIOR TO THE OCCURRENCE OF AN AMORTIZATION EVENT AND AT ANY TIME UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN AMORTIZATION EVENT, REASONABLE FEES AND OUT-OF-POCKET EXPENSES OF LEGAL COUNSEL FOR CONDUITS AND THE AGENT (WHICH SUCH COUNSEL MAY BE EMPLOYEES OF CONDUITS OR THE AGENT) WITH RESPECT THERETO AND WITH RESPECT TO ADVISING CONDUITS AND THE AGENT AS TO THEIR RESPECTIVE RIGHTS AND REMEDIES UNDER THIS AGREEMENT. SELLER SHALL PAY TO AGENT ON DEMAND ANY AND ALL COSTS AND EXPENSES OF THE AGENT AND THE PURCHASERS, IF ANY, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES IN CONNECTION WITH THE ENFORCEMENT OF THIS AGREEMENT AND THE OTHER DOCUMENTS DELIVERED HEREUNDER AND IN CONNECTION WITH ANY RESTRUCTURING OR WORKOUT OF THIS AGREEMENT OR SUCH DOCUMENTS, OR THE ADMINISTRATION OF THIS AGREEMENT FOLLOWING AN AMORTIZATION EVENT; PROVIDED, HOWEVER, TO THE EXTENT FEASIBLE AND A CONFLICT OF INTEREST DOES NOT EXIST, THE PURCHASERS SHALL ALL USE THE SAME COUNSEL.
1.4
ARTICLE THE AGENT
1  ARTICLE
THE AGENT

1.1 Section Authorization and Action . Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements, together with such other instruments or documents determined by the Agent to be necessary or desirable in order to perfect, evidence or more fully protect the interest of the Purchasers contemplated hereunder, on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

1.1 Section Delegation of Duties . The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
1.2
1.3 Section Exculpatory Provisions . Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by Seller contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in
Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith.
The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of Seller. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.
1.4
1.5 Section Reliance by Agent . The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Conduits or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Conduits or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.
1.6
1.7 Section Non-Reliance on Agent and Other Purchasers . Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of Seller, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.
1.8
1.9 Section Reimbursement and Indemnification . The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by Seller (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by Seller hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.
1.10
1.11 Section Agent in its Individual Capacity . The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser
Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent in its individual capacity.
1.12
1.13 Section Successor Agent . The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the
Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller shall make all payments in respect of the Aggregate
Unpaids directly to the applicable Purchasers and for all
purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.
1.14
ARTICLE ASSIGNMENTS; PARTICIPATIONS
1    ARTICLE
ASSIGNMENTS; PARTICIPATIONS

(a)       Section Assignments .    Seller and each Financial
Institution hereby agree and consent to the complete or partial assignment by each Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to Section 13.1 or, with consent of the Seller, which consent shall not be unreasonably withheld to any other Person, and upon such assignment, such Conduit shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of the Conduits of this Agreement or all or any of the Purchaser Interests of the Conduits shall have all of the rights and benefits under this Agreement as if the term "Conduit" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of the Conduits hereunder. Seller shall not have the right to assign its rights or obligations under this Agreement.

(a) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of each Conduit shall be required prior to the effectiveness of any such assignment and, prior to an Amortization Event, the consent of the Seller (which consent shall not be unreasonably withheld) shall be required. Each assignee of a Financial Institution must have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. and must agree to deliver to the Agent, promptly following any request therefor by the Agent or any Conduit, an enforceability opinion in form and substance satisfactory to the Agent and each Conduit. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be an Financial Institution party to this Agreement and shall have all the rights and obligations of an Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.
(b)
(c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of the Seller, any Conduit or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to each Conduit, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Capital and Financial Institution Discount owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.
(d)
1.2 Section Participations . Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay each Conduit its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, the Conduits and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).
1.3
ARTICLE LIQUIDITY FACILITY
1   ARTICLE
LIQUIDITY FACILITY

1.1 Section Transfer to Financial Institutions . Each Financial Institution hereby agrees, subject to Section 13.4, that immediately upon written notice from any Conduit delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from such Conduit, without recourse or warranty, its Pro Rata Share of one or more of the Purchaser Interests of such Conduit as specified by such Conduit. Each such assignment by a Conduit shall be made pro rata among all of the Financial Institutions, except for pro rata assignments to one or more Terminating Financial Institutions pursuant to Section 13.6.
Each such Financial Institution shall, no later than 12:00 noon (Chicago time) on the date of such assignment, pay in immediately available funds (unless payment is otherwise agreed between such Conduit and any Financial Institution) to the Agent at an account designated by the Agent, for the benefit of such Conduit, its Acquisition Amount. Unless a Financial Institution has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to such Conduit in reliance upon such assumption. Each Conduit hereby sells and assigns to the Agent for the ratable benefit of the Financial Institutions, and the Agent hereby purchases and assumes from such Conduit, effective upon the receipt by such Conduit of the Conduit Transfer Price, the Purchaser Interests of such Conduit which are the subject of any transfer pursuant to this Article XIII.

1.1 Section Transfer Price Reduction Yield . If the Adjusted Liquidity Price is included in the calculation of the Conduit Transfer Price for any Purchaser Interest of a Conduit, each Financial Institution agrees that the Agent shall pay to the affected Conduit the Reduction Percentage of any Financial Institution Discount received by the Agent with respect to such Purchaser Interest.
1.2
1.3 Section Payments to Conduits . In consideration for the reduction of the Conduit Transfer Prices applicable to a Conduit by the Conduit Transfer Price Reductions applicable to such Conduit, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions acquired from such Conduit equals the Conduit Residual applicable to such Conduit, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to such Conduit any Yield, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.
1.4
1.5 Section Limitation on Commitment to Purchase from Conduits . Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from any Conduit, pursuant to
Section 13.1 or otherwise,  if:
1.6
     (i) Such Conduit shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of such Conduit or taken any corporate action for the purpose of effectuating any of the foregoing; or

     (i) involuntary proceedings or an involuntary petition shall have been commenced or filed against such Conduit by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of such Conduit and such proceeding or petition shall have not been dismissed.

1.1 Section Defaulting Financial Institutions . If one or more Financial Institutions defaults in its obligation to pay its Acquisition Amount pursuant to Section 13.1 (each such Financial Institution shall be called a "Defaulting Financial Institution" and the aggregate amount of such defaulted obligations being herein called the "Conduit Transfer Price Deficit"), then upon notice from the Agent, each Financial Institution other than the Defaulting Financial Institutions (a "Non-Defaulting Financial Institution") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative Commitments of the Non-Defaulting Financial Institutions) of the Conduit Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's Commitment. A Defaulting Financial Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial Institutions all amounts paid by each Non-Defaulting Financial Institution on behalf of such Defaulting Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that the affected Conduit may have under applicable law, each Defaulting Financial Institution shall pay to such Conduit forthwith upon demand, the difference between such Defaulting Financial Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition Amount pursuant to Section 13.1 until the date the requisite amount is paid to such Conduit in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).
1.2
1.3       Section Terminating Financial Institutions .
1.4
(a) Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30 Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a "Non-Renewing Financial Institution"). The Agent shall promptly notify Conduits of each Non-Renewing Financial Institution and each Conduit, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Commitment shall, to such extent, automatically terminate on a date specified by such Conduit on or before the Liquidity Termination Date or (B) upon one (1) Business Days' notice to such Non-Renewing Financial Institution assign to such Non-Renewing Financial Institution on a date specified by such Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by such Conduit, subject to, and in accordance with, Section 13.1.
(b)
(c) In addition, any Conduit may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Commitment shall automatically terminate on a date specified by such Conduit or (y) assign to any Affected Financial Institution on a date specified by such Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by such Conduit, subject to, and in accordance with, Section 13.1 (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "Terminating Financial Institution"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 13.6 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by each Conduit in its sole and absolute discretion.
(d)
(e) Upon any assignment to a Terminating Financial Institution as provided in this Section 13.6, any remaining Commitment of such Terminating Financial Institution shall automatically terminate. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.
(f)
ARTICLE MISCELLANEOUS
1   ARTICLE
MISCELLANEOUS

(a)       Section Waivers and Amendments .    No failure or delay
on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(a) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Conduits, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:
(b)
     (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Financial Institution Discount or any CP Costs (or any component of Financial Institution Discount or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections 13.1 or 13.5) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Loss Reserve," "Conduit Transfer Price," "Purchaser Interest," "Deemed Collections" or "Net Receivables Balance" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

     (i)            without the written consent of the then
     Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and the Conduits may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

(i) Section Notices . Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective if given by telecopy, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.
(ii)
1.2 Section Ratable Payments . If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
1.3
(a)       Section Protection of Ownership Interests of the
Purchasers .    Seller agrees that from time to time, at its
expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time during the continuance of an Amortization Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee.
Seller shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.
(b)
(c) If Seller fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in
Section 10.3. Seller irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of Seller (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and
(ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.
(d)
(e)       Section Confidentiality .     Seller and each Purchaser
shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Seller and such Purchaser and its officers and employees may disclose such information to Seller's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.
(f)
(g) In the event that Seller, the Servicer or any Affiliate of either of them (herein called "Subject Entities") provides to the Agent or any Purchaser information belonging to any of the Subject Entities, the Agent and the Purchasers shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are disclosed to the Agent, the Financial Institutions or Conduits by each other, (ii) are disclosed by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them, (iii) are disclosed by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduits or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, (iv) are in the public domain, (v) hereafter become part of the public domain without the Agent or the Purchasers breaching their obligation of confidence to any Subject Entity, (vi) are previously known by the Agent or the Purchasers from some source other than any Subject Entity, (vii) are hereafter obtained by or available to the Agent or the Purchasers from a third party who owes no obligation of confidence to the Subject Entities with respect to such information or through any other means other than through disclosure by the Subject Entities, (viii) are disclosed with Seller's consent, (ix) must be disclosed to any Governmental Authority regulating the activities of the Agent or the Purchasers, or (x) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding.
(h)
1.4 Section Bankruptcy Petition . Seller, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of any Conduit or any Financial Institution that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, such Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
1.5
1.6 Section Limitation of Liability . Except with respect to any claim arising out of the willful misconduct or gross negligence of Seller, the Servicer, any Originator or any Conduit, the Agent or any Financial Institution, no claim may be made by Seller, any Conduit, the Agent, any Financial Institution or any other Person against any such Person or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each such party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
1.7
1.8 Section CHOICE OF LAW . ALL PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS.
1.9
1.10 Section CONSENT TO JURISDICTION . SELLER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH OF Seller HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST SELLER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY SELLER AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.
1.11
1.12 Section WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
1.13
1.14      Section Integration; Binding Effect; Survival of Terms
 .
1.15
(a) This Agreement and each other transaction Document contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)
(c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).
This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Seller pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections
14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.
(d)
1.16 Section Counterparts; Severability; Section References . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.
1.17
1.18 Section Bank One Roles . Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for any Conduit or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and
(iv) to provide other services from time to time for any Conduit or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this Section 14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Conduits, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.
1.19
(a)       Section Characterization .     It is the intention of
the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.
(b)
(c) It is further the express intent of the Seller, Agent and each Purchaser that Section 9.102(d) of the Texas Business and Commerce Code shall apply to all purchases and sales of Receivables and Purchaser Interests hereunder. Each of the Seller, Agent and each Purchaser agree that it will not account for the transaction contemplated herein other than as a sale of Receivables to the Purchasers, except that for purposes of all taxes, the transactions contemplated hereby shall be treated as a loan by the Purchasers (through the Agent) to the Seller that is secured by the Receivables.
(d)
(e) In the event that the characterization in Section 14.14(b) is not respected for any reason, in addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
(f)
                    [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                         KN RECEIVABLES CORPORATION


                         By: /s/ Rose M. Robeson
                            -------------------------------
                         Title: Vice President and Treasurer

                         Address:  One Allen Center
                                   500 Dallas Street,
                                   Suite 1000
                                   Houston, TX 77002

                         with copy to:

                         K N Energy, Inc.
                         Address:  370 Van Gordon Street
                                   Lakewood, CO 80228-8304

                         Attn: _Rose M. Robeson



                         FALCON ASSET SECURITIZATION CORPORATION


                         By: /s/ Patrick Drennan
                             --------------------------------
                              Authorized Signatory


                  Address:         c/o Bank
                                   One, NA, as Agent
                                   Asset Backed Finance
                                   Suite IL1-0079, 1-19
                                   One Bank One Plaza
                                   Chicago, Illinois  60670-0079
                         Fax:      (312) 732-1844


                         INTERNATIONAL SECURITIZATION CORPORATION


                         By: /s/ Patrick Drennan
                             -------------------------------
                              Authorized Signatory


                  Address:         c/o Bank
                                   One, NA, as Agent
                                   Asset Backed Finance
                                   Suite IL1-0079, 1-19
                                   One Bank One Plaza
                                   Chicago, Illinois  60670-0079
                         Fax:      (312) 732-1844



                         BANK ONE, NA, as a Financial Institution and as Agent


                                   By: /s/ Patrick Drennan
                                          ------------------------
                                             Title:  Director

                    Address:  Bank One, NA
                              Asset Backed Finance
                              Suite 0596, 1-21
                              One Bank One Plaza
                              Chicago, Illinois  60670-0596

                    Fax:      (312) 732-4487

                            EXHIBIT I

                           DEFINITIONS


     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accrual Period" means (i) unless the Agent has designated a Special Settlement Date, each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter and (ii) if the Agent has designated any Special Settlement Date, such period of time commencing on the day following the last day of the preceding Accrual Period and ending on a day preceding such Special Settlement Date as specified by the Agent.

     "Acquisition Amount" means, on the date of any purchase from any Conduit of Purchaser Interests pursuant to Section 13.1, (i) with respect to any Financial Institution other than Bank One (but including Bank One if it is at any time a Terminating Financial Institution), the lesser of (a) such Financial Institution's Pro Rata Share of the Conduit Transfer Price and
(b) such Financial Institution's unused Commitment and (ii) with respect to Bank One solely in the instant of a purchase from any Conduit of Purchaser Interests by all of the Financial Institutions, the difference between (a) the Conduit Transfer Price and (b) the aggregate amount payable by all other Financial Institutions on such date pursuant to clause (i) above.

     "Adjusted Liquidity Price" means, in determining the Conduit
Transfer Price for any Purchaser Interest, an amount equal to RI~ LEFT [ (i)~DC~+~(ii)~ LEFT [ {NDR} over {1~+~(.50~x~ .10)}
RIGHT] ~RIGHT ]

     where:

          RI        =    the undivided percentage interest
                    evidenced by such Purchaser Interest.

          DC        =    the Deemed Collections.

          NDR       =    the Outstanding Balance of all
                    Receivables as to which any payment, or part thereof, has not remained unpaid for sixty-one (61) days or more from the original due date for such payment.

Each of the foregoing shall be determined from the most recent
Monthly Report received from the Servicer.

     "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person. Security interests in favor of owners of interests in production provided by a Section 9-319 Statute shall not be considered "Adverse Claims" so long as the applicable Originators timely pay such interest owners in full all amounts due and owing to such interest owners.

     "Affected Financial Institution" has the meaning specified in Section 12.1(c).

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" has the meaning set forth in the preamble to this Agreement.

     "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

     "Aggregate Reduction" has the meaning specified in Section
1.3.

     "Aggregate Reserves" means, on any date of determination, the sum of the Loss Reserve, the Discount and Servicing Fee
Reserve, the Variance Reserve and the Dilution Reserve.

     "Aggregate Unpaids" means, at any time, an amount equal to the sum of all, Aggregate Capital and all other unpaid
Obligations (whether due or accrued) at such time.

     "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

     "Amortization Date" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section
6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(f), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, (iv) the date which is sixty (60) Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement, and (v) sixty
(60) days following the date of assignment by any Conduit to all of the Financial Institutions pursuant to Section 13.1 hereof.

     "Amortization Event" has the meaning specified in Article
IX.
     "Assignment Agreement" has the meaning set forth in Section
12.1(b).

     "Authorized Officer" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

     "Available Funds" shall mean, on any Settlement Date, the aggregate of (i) the aggregate Purchasers' Collections received with respect to Receivables during the related Calculation
Period.

     "Bank One" means Bank One, NA, in its individual capacity and its successors.

     "Base Rate" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes.

     "Broken Funding Costs" means for any Purchaser Interest which: (X) (i) has its Capital reduced or terminated without compliance with the notice requirements hereunder or (ii) is assigned under Article XIII (other than assignments by Conduits at a time that no Amortization Event or Potential Amortization Event has occurred and is continuing) or terminated prior to the date it was originally scheduled, the excess, if any, of (A) the CP Costs or Financial Institution Discount (as applicable) that would have accrued during the remainder of the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest subsequent to the date of such reduction, assignment or termination on the Capital of such Purchaser Interest if such reduction or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of
(x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the CP Costs or Financial Institution Discount (as applicable) actually accrued during such periods on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during such periods by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated or (Y) does not become subject to an Aggregate Reduction following the delivery of a Reduction Notice, the amount of CP Costs or Financial Institution Discount, swap costs or other interest expense that accrue for Commercial Paper or other funding sources determined by the Agent to relate to such Purchaser Interest subsequent to the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice in the Capital of such Purchaser Interest. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

     "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

      "Calculation Period" means (i) unless the Agent has designated a Special Settlement Date, each calendar month or portion thereof which elapses during the term of the Agreement and (ii) if the Agent has designated any Special Settlement Date, such period of time commencing on the day following the last day of the preceding Calculation Period and ending on a day preceding such Special Settlement Date as specified by the Agent. The first Calculation Period shall commence on the date of the Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Amortization Date.

     "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

     "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of any Seller.

     "Change in Ownership" means KNEI shall cease to own, free and clear of all Adverse Claims, all of the outstanding shares of voting stock of Seller on a fully-diluted basis.

     "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(f) (as if references to Seller therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased,
(iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible or (iv) which has been identified by Seller as uncollectible.

     "Chase Collection Account" means account number 323076947 maintained with Chase Manhattan Bank in the name of K N Energy, Inc.

     "Closing Date" means September 28, 1999.

     "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on
Exhibit IV.

     "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI among the Originator, Seller, the Agent and a Collection Bank.

     "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

     "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection
Bank.

     "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all CP Costs, Financial Institution Discount, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

     "Commercial Paper" means promissory notes of any Conduit issued by such Conduit in the commercial paper market.

     "Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from (i) Seller and (ii) Conduits, in an amount not to exceed, (a) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 13.6 hereof) and (b) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

     "Commitment Availability" means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Commitments at such time minus (b) the Aggregate
Capital at such time.

     "Concentration Limit" means, at any time, for any Obligor, 3.33% of the aggregate Capital of the Purchaser Interests, or such other higher amount (a "Special Concentration Limit") for such Obligor designated by the Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Conduits or the Required Financial Institutions may, upon not less than three Business Days' notice to Seller, cancel any Special Concentration Limit.

     "Conduit Residual" means, for a Conduit, the sum of the Conduit Transfer Price Reductions for such Conduit.

     "Conduits" has the meaning set forth in the preamble to this Agreement.

     "Conduit Share" means, for each Conduit, a percentage equal to (i) the Capital invested by such Conduit in Purchaser
Interests divided by (ii) the aggregate amount of all Capital invested by all Conduits in Purchaser Interests.

     "Conduit Transfer Price" means, with respect to the assignment by any Conduit of one or more Purchaser Interests to the Agent for the benefit of the Financial Institutions pursuant to Section 13.1 (except as otherwise agreed between such Conduit and any Financial Institution), the sum of (i) the lesser of (a) the Capital of each such Purchaser Interest and (b) the Adjusted Liquidity Price of each such Purchaser Interest and (ii) all accrued and unpaid CP Costs for each such Purchaser Interest.

     "Conduit Transfer Price Deficit" has the meaning set forth in Section 13.5.

     "Conduit Transfer Price Reduction" means in connection with the assignment of a Purchaser Interest by any Conduit to the Agent for the benefit of the Financial Institutions, the positive difference between (i) the Capital of such Purchaser Interest and
(ii) the Adjusted Liquidity Price for such Purchaser Interest.

     "Consolidated Assets" means the total amount of assets appearing on the consolidated balance sheet of KNEI and its Consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles as of the date of the most recent regularly prepared consolidated financial statements prior to the taking of any action for the purposes of which the determination is being made.

     "Consolidated Debt" of any Person means at any date the sum (without duplication) of (i) the Debt of such Person and its Consolidated Subsidiaries, determined on a consolidated basis as of such date plus (ii) the excess (if any) of the Trust Preferred Securities of such Person over 10% of the Consolidated Total Capitalization of such Person at such date.

     "Consolidated Net Income" means, for any period, the net income of KNEI and its Consolidated Subsidiaries before extraordinary items, determined on a consolidated basis for such period.

     "Consolidated Net Worth" of any Person means at any date the sum (without duplication) of (i) the consolidated stockholders' equity of such Person and its Consolidated Subsidiaries, determined as of such date plus (ii) the Mandatorily Convertible Preferred Stock of such Person plus (iii) the Trust Preferred Securities of such Person; provided that the amount of Trust Preferred Securities added pursuant to this clause (iii) shall not exceed 10% of Consolidated Total Capitalization of such Person at such date.

     "Consolidated Subsidiary" of any Person means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "Consolidated Total Capitalization" of any Person means at any date the sum of Consolidated Debt of such Person and Consolidated Net Worth of such Person, each determined as of such date.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

     "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

     "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus
(iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of any Conduit pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by Conduits in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

     "Credit Agreement" means the $600,000,000 364-Day Credit Agreement dated as of January 8, 1999 among K N Energy, Inc., the banks listed therein and Morgan Guaranty Trust Company of New York as administrative agent (as amended, restated, supplemented or otherwise modified from time to time), or any successor facility.

     "Credit and Collection Policy" means Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

     "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable or deferred employee and director compensation arising in the ordinary course of business,
(iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

     "Deemed Collections" means the aggregate of all amounts
Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time:

          (a)  the Outstanding Balance of a Receivable is:

               (i)  reduced as a result of any defective or
     rejected goods or services, any discount or any adjustment by an Originator or by the Servicer (other than cash Collections on account of the Receivables) or for any other reason not arising from the financial inability of the Obligor to pay,

               (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to such Originator or any Affiliate thereof other than Seller), or

               (iii)     is otherwise reduced as a result of
     any of the factors set forth in the definition of "Dilution," or

          (b) any of the representations and warranties set forth in Article V are no longer true with respect to any Receivable or any Receivable which was represented to be an Eligible Receivable on any date is determined by Seller or the Agent to not have been an Eligible Receivable on such date.

     "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Base Rate, it being understood that a Default Fee shall not accrue on a Receivable by reason of such Receivable becoming a Defaulted Receivable.

     "Default Ratio" means, for any Calculation Period, a ratio (expressed as a percentage) equal to (i) the Outstanding Balance of all Receivables which are more than sixty-one (61) and less than ninety-one (91) days past due plus all Charged-Off Receivables (without duplication) written off during such period divided by (ii) the aggregate Original Balance of all Receivables generated during the Calculation Period which ended three (3) Calculation Periods prior to such Calculation Period.

     "Defaulted Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(f) (as if references to Seller therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased,
(iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible, (iv) which has been identified by Seller as uncollectible in accordance with the Credit and Collection Policy or (v) as to which any payment, or part thereof, remains unpaid for sixty-one (61) days or more from the original due date for such payment.

     "Defaulting Financial Institution" has the meaning set forth in Section 13.5.

     "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for thirty-one (31) days or more from the original due date for such payment.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Designated Obligor" means an Obligor indicated by the Agent to Seller in writing.

     "Dilution Horizon Ratio" means, as of any date as set forth in the most recent Monthly Report, a ratio computed by dividing
(i) the aggregate Original Balance of all Receivables generated during the most recently ended Calculation Period by (ii) the aggregate Outstanding Balance of total Eligible Receivables as at the last day of the most recently ended Calculation Period.

     "Dilution Ratio" means, on any date, a percentage equal to a fraction (i) the numerator of which is the aggregate amount of Dilutions (excluding any positive Monthly Variance) which occurred during the Calculation Period most recently ended prior to such date, and (ii) the denominator of which is the aggregate Original Balance of the Receivables generated during the second full Calculation Period preceding such date.

     "Dilution Reserve" means, on any date, an amount equal to the product of (x) the greater of (i) 5% and (ii) the Dilution Reserve Ratio then in effect and (y) the Net Receivables Balance as of the close of business on the immediately preceding Business Day.

     "Dilution Reserve Ratio" means, as of any date, an amount calculated as follows:

               DRR = [(2.0 x ADR) + [(HDR-ADR) x (HDR/ADR]] x DHR

     where:
               DRR = the Dilution Reserve Ratio;

               ADR = the average of the Dilution Ratios for the
                     past twelve Calculation Periods;

               HDR = the highest average of the Dilution Ratios
                     for any three consecutive Calculation Periods during the most recent twelve months; and

               DHR = the Dilution Horizon Ratio.

The Dilution Reserve Ratio shall be calculated monthly in each Monthly Report and such Dilution Reserve Ratio shall, absent manifest error, be effective from the corresponding Settlement
Date until the next succeeding Settlement Date.

     "Dilutions" means, at any time, the aggregate amount of reductions in the Outstanding Balances of the Receivables as a result of any positive Monthly Variance, setoff, discount, rebate, trade-in credit, credit memo, inter-company entry, adjustment or otherwise, other than (i) Cash Collections on account of the Receivables and (ii) charge-offs.

     "Discount and Servicing Fee Reserve" means, on any date, two percent (2.0%) of the Net Receivables Balance.

     "Effective Date" means the date the Credit Agreement became effective in accordance with Section 3.01 thereof.

     "Eligible Receivable" means, at any time, a Receivable:

     (i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; (c) is not a Designated Obligor; and (d) is not a government or a governmental subdivision or agency,

     (i)       which is denominated and payable only in United
     States dollars in the United States,

     (i)       which is not a Delinquent Receivable,

     (i)       which is not a Charged-Off Receivable,

     (i) which by its terms is due and payable within 30 days of the original billing date therefor and has not had its payment terms extended,

     (i)       which is an "account" within the meaning of
     Section 9-106 of the UCC of all applicable jurisdictions,

     (i) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended,

     (i) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by Seller,

     (i) which arises under a Contract in substantially the form of one of the form of contracts set forth on Exhibit IX hereto or otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable by Seller and its assignees against such Obligor in accordance with its terms,

     (i) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Originator or any of its assignees under such Contract and
     (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

     (i) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

     (i) which is not subject to any affirmatively asserted right of recission, set-off (in respect of all or any portion of the Outstanding Balance thereof then being proposed for inclusion in Net Receivables Balance as of any date), counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor or Originator or any other Adverse Claim, and the Obligor thereon holds no right as against Originator to cause Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),

     (i) which satisfies all applicable requirements of the Credit and Collection Policy,

     (i) which was generated in the ordinary course of Originator's business,

     (i) which arises solely from the sale of goods or the provision of services to the related Obligor by Originator, and not by any other Person (in whole or in part), and

     (i) as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent.

     (i) as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

     (i) all right, title and interest to and in which has been validly transferred by Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

     "Facility Account" means Seller's Account No. 102-0403 at
Bank One.

     "Facility Termination Date" means the earliest of (i)
September 28, 2004, (ii) the Liquidity Termination Date and (iii) the Amortization Date.

     "Federal Bankruptcy Code" means Title 11 of the United
States Code entitled "Bankruptcy," as amended and any successor statute thereto.

     "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain letter agreement dated as of the date hereof among Seller, the Originators and the Agent, as it may be amended or modified and in effect from time to time.

     "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
     "Financial Institution Discount" means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Financial Institution Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

     "Financial Institution Discount Rate" means, the LIBO Rate or the Base Rate, as applicable, with respect to each Purchaser
Interest of the Financial Institutions.

     "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

     "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of any Conduit.

     "Funding Source" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Incremental Purchase" means a purchase of one or more
Purchaser Interests which increases the total outstanding Capital hereunder.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

     "Independent Director" shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or affiliate of Seller, the Originators, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, the Originators, or any of their respective Subsidiaries or Affiliates, having general voting rights;

     "KNEI" means K N Energy, Inc., a Kansas corporation, and its successors.

     "LIBO Rate" means the rate per annum equal to the sum of (i)
(a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Purchaser Interest to be funded or maintained, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus
(ii) 1.05% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

     "Liquidity Termination Date" means September 26, 2000.

     "Loan" has the meaning set forth in the Credit Agreement.

     "Lock-Box" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

     "Loss Horizon Ratio" means, for any day, a fraction (calculated as a percentage) computed by dividing (i) the aggregate Original Balance of all Receivables generated during the two (2) most recently ended Calculation Periods by (ii) the aggregate Outstanding Balance of total Eligible Receivables as at the last day of the most recently ended Calculation Period.

     "Loss Reserve" means, on any date, an amount equal to the product of (x) the greater of (i) 10% and (ii) the Loss Reserve
Ratio then in effect and (y) the Net Receivables Balance as of the close of business of the Servicer on the immediately preceding Business Day.

     "Loss Reserve Ratio" means, as of any date, an amount calculated as follows:

               LRR = 2.0 x DR x LHR, where

               LRR = the Loss Reserve Ratio;

               DR = the highest average of the Default Ratios for any three consecutive Calculation Periods during the most recently ended Calculation Period; and

               LHR = the Loss Horizon Ratio.

The Loss Reserve Ratio shall be calculated monthly in each Monthly Report and such Loss Reserve Ratio shall, absent manifest error, be effective from the corresponding Settlement Date until the next succeeding Settlement Date.

     "Loss-to-Liquidation Ratio" means, as at the last day of any calendar month, a percentage equal to (i) the amount of Charged-Off Receivables which became Charged-Off Receivables during such month, divided by (ii) the aggregate amount of Collections during such month.

     "Mandatorily Convertible Preferred Stock" means, with respect to KNEI, preferred securities of a Subsidiary which are
(i) mandatorily convertible into common equity securities of KNEI within approximately three years of their date of issuance, (ii) issued in conjunction with, and pledged to secure, an obligation to purchase common equity securities of KNEI within approximately three years for an equal amount or (iii) otherwise structured in a manner satisfactory to the Agent so as to ensure the issuance of incremental common equity securities of KNEI in a substantially equal amount within approximately three years.

     "Material Adverse Effect" means a material adverse effect on
(i) the financial condition or operations of any Seller and its Subsidiaries, (ii) the ability of any Seller to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

     "Material Debt" means Debt (other than (i) the Notes and
(ii) Debt owing to KNEI or a Subsidiary) of KNEI and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $75,000,000.

     "Material Financial Obligations" means a principal or face amount of Debt (other than (i) the Notes and (ii) Debt owing to KNEI or a Subsidiary) and/or payment obligations in respect of Derivatives Obligations of KNEI and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $125,000,000.

     "Material Subsidiary" of a Person means any Subsidiary of such Person the consolidated assets of which constitute 10% or more of the Consolidated Assets of such Person.

     "Monthly Report" means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5. In addition to such other information as may be included therein, each Monthly Report shall set forth the amounts to be distributed pursuant to each clause of Section 2.4, as applicable.

     "Monthly Variance" means the aggregate Original Balance of all Receivables generated during a Calculation Period as determined on the last day of such Calculation Period minus the actual invoice amount for such Receivables.

     "Net Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

     "Non-Defaulting Financial Institution" has the meaning set forth in Section 13.5.

     "Non-Renewing Financial Institution" has the meaning set forth in Section 13.6(a).

     "Notes" means promissory notes of KNEI, substantially in the form of Exhibit A to the Credit Agreement, evidencing the obligation of KNEI to repay the Loans, and "Note" means any one of such promissory notes issued under the Credit Agreement.

     "Obligations" shall have the meaning set forth in Section
2.1.

     "Obligor" means a Person obligated to make payments pursuant to a Contract.

     "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was generated.

     "Originator" means K N Energy, Inc., a Kansas corporation, and each Person that becomes an Additional Originator pursuant to
Section 1.8 of the Receivables Sale Agreement and who has not ceased to be a party to this Agreement and the Receivables Sale Agreement pursuant to Section 1.9 of the Receivables Sales Agreement.

     "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

     "Participant" has the meaning set forth in Section 12.2.

     "Performance Guarantor" means K N Energy, Inc., a Kansas corporation, and its successors.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Pooled Commercial Paper" means Commercial Paper notes of any Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.

     "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

     "Proposed Reduction Date" has the meaning set forth in
Section 1.3.

     "Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial
Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions, hereunder, adjusted as necessary to give effect to the application of the terms of Sections 13.5 or 13.6.

     "Purchase Limit" means $150,000,000.

     "Purchase Notice" has the meaning set forth in Section 1.2.

     "Purchase Price" means, with respect to any Incremental
Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of

     (i)        the amount requested by Seller in the applicable
     Purchase Notice,

     (i) the unused portion of the Purchase Limit on the applicable purchase date and

     (i) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, without taking into account such proposed Incremental Purchase.

     "Purchasers" means each Conduit and each Financial
Institution, as applicable.

     "Purchasers' Collections" means, for any period, with respect to Receivables in existence prior to and on the Amortization Date, the product of the aggregate Purchaser Interest and the amount of Collections and Deemed Collections with respect to such Receivables during such period.

     "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each Receivable, and (iii) all Collections with respect to, and other proceeds of, each Receivable. Each such undivided percentage interest shall equal:
C over
{~NRB~-~AR}
          where:

           C        =    the Capital of such Purchaser Interest.

          AR        =    the Aggregate Reserves.

         NRB        =    the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Facility Termination Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Facility Termination Date. The variable percentage represented by any Purchaser Interest as computed ( or deemed recomputed) as of the close of the business day immediately preceding the Facility Termination Date shall remain constant at all times.

        "Purchasing Financial Institution" has the meaning set forth in Section 12.1(b).

        "Receivable" means all accounts (as defined in Article
9.106 of the UCC) owed to Seller or an Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or Originator has a security interest or other interest, including without limitation, any indebtedness, obligation or interest constituting an account under Article 9.102 of the UCC arising in connection with the sale of goods or the rendering of services by Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

        "Receivables Sale Agreement" means that certain
Receivables Sale Agreement, dated as of the date hereof, between the Originators and Seller, as the same may be amended, restated or otherwise modified from time to time.

        "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
        "Reduction Notice" has the meaning set forth in Section
1.3.

        "Reduction Percentage" means, for any Purchaser Interest acquired by the Financial Institutions from any Conduit for less than the Capital of such Purchaser Interest, a percentage equal to a fraction the numerator of which is the Conduit Transfer Price Reduction for such Purchaser Interest and the denominator of which is the Capital of such Purchaser Interest.

        "Reference Bank" means Bank One or such other bank as the Agent shall designate with the consent of Seller.

        "Regulatory Change" has the meaning set forth in Section
10.2(a).

        "Reinvestment" has the meaning set forth in Section 2.2.

        "Related Security" means, with respect to any Receivable:

              (i) all of Seller's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the financing or lease of which by Seller gave rise to such Receivable, and all insurance contracts with respect thereto,

              (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

              (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

              (iv) all service contracts and other contracts and agreements associated with such Receivable,

               (v) all Records related to such Receivable,

              (vi) all of Seller's right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, and

              (vii) all proceeds of any of the foregoing.

        "Required Capital Amount" means the greater of (i)
$4,500,000 and (ii) 3% of the Net Receivables Balance at such time.

        "Required Financial Institutions" means, at any time, Financial Institutions with Commitments in excess of 66-2/3% of the Purchase Limit.

        "Required Notice Period" means the number of days required notice set forth below applicable to the Aggregate
Reduction indicated below:

      Aggregate Reduction            Required Notice Period

      #$100,000,000                  two Business Days
      $100,000,000 to $250,000,000   five Business Days

        "Section 9.319 Statute" means Section 9.319 of the Texas UCC (Texas Business and Commerce Code Annotated 9.319 (Vernon
1991); Section 9-319 of the Kansas UCC (Kansas Statutes Annotated 84-9-319 (Supp. 1994); Section 9-319 of the Wyoming UCC
(Wyoming Statutes 34-1-9-319 (1991)); the Oklahoma Oil and Gas Owners' Lien Act (Oklahoma Statutes Annotated tit. 52 (West
1991); the Oil and Gas Products Lien Act of New Mexico (New Mexico Statutes Annotated 48-9-1 through 48-9-8 (Michie
1987)); the Mississippi Lien Act (Mississippi Code Annotated 53-3-41 (1990)), to the extent any such statute creates an
Adverse Claim in favor of an interest owner which would have priority over any Purchaser's Purchaser Interest in the Receivables and any comparable law of any other jurisdiction that may now or hereafter be in effect.

        "Seller" has the meaning set forth in the preamble to this Agreement.

        "Seller Interest" means, at any time, an undivided percentage ownership interest of Seller in the Receivables, Related Security and all Collections with respect thereto equal to (i) one, minus (ii) the aggregate of the Purchaser Interests.

        "Seller Parties" has the meaning set forth in the preamble to this Agreement.

        "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

        "Settlement Date" means (i) the 22nd day of each month,
(ii) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions and (iii) following the Amortization Date, each additional day designated as a "Settlement Date" by the Agent by means of written notice to Seller (each, a "Special Settlement Date").

        "Settlement Period" means (i) prior to the Amortization Date, in respect of each Purchaser Interest of Conduits, the immediately preceding Accrual Period, (ii) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest and (iii) following the Amortization Date, if the Agent designates any Special Settlement Date, any period commencing on the day following the last day of the preceding Settlement Period and ending on such day prior to such Special Settlement Date as is designated by the Agent.
        "Subject Entities" has the meaning set forth in Section
14.5(a) herein.

        "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

        "Terminating Financial Institution" has the meaning set forth in Section 13.6(a).

        "Terminating Tranche" has the meaning set forth in
Section 4.3(b).

        "Termination Date" has the meaning set forth in Section
2.2.

        "Termination Percentage" has the meaning set forth in
Section 2.2.

        "Three-Month Average Default Ratio" means, as of the last day of any Calculation Period, the average of the Default Ratio for such Calculation Period and each of the two immediately preceding Calculation Periods.

        "Three-Month Average Dilution Ratio" means, as of the last day of any Calculation Period, the average of the Dilution
Ratio for such Calculation Period and each of the two immediately preceding Calculation Periods.

        "Three-Month Average Variance Ratio" means, as of each Settlement Date, the average of the Variance Ratio for the Calculation Period most recently ended and each of the two immediately preceding Calculation Periods.

        "Tranche Period" means, with respect to any Purchaser
Interest held by a Financial Institution:

              (a) if the Financial Institution Discount Rate for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

              (b) if the Financial Institution Discount Rate for such Purchaser Interest is calculated on the basis of the Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest of which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

        "Transaction Documents" means, collectively, this
Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Fee Letter, the
Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

        "Trust Preferred Securities" means, with respect to KNEI, mandatorily redeemable capital trust securities of trusts which are Subsidiaries and the subordinated debentures of KNEI in which the proceeds of the issuance of such capital trust securities are invested, including, without limitation, $275,000,000 of such securities outstanding at the date of this Agreement.

        "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

        "Variance Ratio" means, on any date, a percentage equal to a fraction (i) the numerator of which is the absolute value of the Monthly Variance for the second full Calculation Period preceding such date and (ii) the denominator of which is the aggregate Original Balance of Receivables generated during such Calculation Period as determined on the last day of such Calculation Period.

        "Variance Reserve" means, on any date, an amount equal to the product of (x) the greater of (i) 5% and (ii) the product of
(a) 2 and (b) the highest Three-Month Average Variance Ratio over the preceding twelve month period and (y) the Net Receivables Balance as of the close of business of the Servicer on the immediately preceding Business Day.

        "Year 2000 Plan" means a plan to prevent the Year 2000
Problem from having an adverse effect upon the business, financial condition, operations, property or prospects of a Person.

        "Year 2000 Problem" means, with respect to any Person, the risk that mission critical computer applications directly used by that Person cannot or will not: (a) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (b) operate accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000; and
(c) store and provide date input information without creating any ambiguity as to the century.

        "Yield Settlement Date" means the 5th day of each month
(or if any such day is not a Business Day, the Yield Settlement
Date shall occur on the next succeeding Business Day).

        "Yield Settlement Date Obligations" means all Obligations other than amounts payable as Deemed Collections and Servicing Fees payable to Seller or an Affiliate of Seller (each of which, unless otherwise stated herein, shall be due and owing on the first Yield Settlement Date after such obligation arises).

        All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                           EXHIBIT II

                     FORM OF PURCHASE NOTICE


                             [Date]

Bank One, NA, as Agent
One Bank One Plaza, 21st Floor
Asset-Backed Finance
Chicago, Illinois 60670-0596

Attention:     [Ann Somers]


                    Re:   PURCHASE NOTICE

Ladies and Gentlemen:

        Reference is hereby made to the Receivables Purchase Agreement, dated as of _________, [19__, by and among ___________________, a ___________ corporation (the "Seller"),
______________________, as Servicer, the Financial Institutions, Falcon Asset Securitization Corporation and International Securitization Corporation ("Conduits"), and Bank One, NA, as Agent (the "Receivables Purchase Agreement"). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

        The Agent is hereby notified of the following Incremental
Purchase:

Purchase Price:                  $
Date of Purchase:
Requested Discount Rate:         [LIBO Rate] [Base Rate] [Pooled
                                 Commercial Paper rate]

        Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

[Account Name]
[Account No.]
[Bank Name & Address]
[ABA #]
Reference:
Telephone advice to: [Name] @ tel. No. ( )

        Please advise [Name] at telephone no ( )
_________________ if Conduits will not be making this purchase.

        In connection with the Incremental Purchase to be made on the above listed "Date of Purchase" (the "Purchase Date"), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

               (i) the representations and warranties of the Seller set forth in Section 5.1 of the Receivables Purchase
Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

               (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization
Event;

               (iii)          the Facility Termination Date has
not occurred, the Aggregate Capital does not exceed the Purchase
Limit and the aggregate Purchaser Interests do not exceed 100%;
and

               (iv) the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.

Very truly yours,

[SELLER]


By:
Name:
Title:





                           EXHIBIT III

                  PLACES OF BUSINESS OF SELLER;
                      LOCATIONS OF RECORDS;
            FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)


Places of Business of Seller: One Allen Center
                              500 Dallas Street, Suite 1000
                              Houston, TX 77002

Location of Records:          (a)  Same as above
                              (b ) 370 Van Gordon Street
                                   Lakewood, CO 80228

Federal Employer Identification Number: _________________
                           EXHIBIT IV

         NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

                            EXHIBIT V

                 FORM OF COMPLIANCE CERTIFICATE

To: Bank One, NA, as Agent

        This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of ________ ___,
1999 among KN Receivables Corporation (the "Seller"), the
Purchasers party thereto and Bank One, NA, as agent for such Purchasers (the "Agreement").

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

        1.  I am the duly elected                       of
Seller.

        2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

        3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

        4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

        5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:






        The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of, ____.
              SCHEDULE I TO COMPLIANCE CERTIFICATE


A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:


                           EXHIBIT VI

              FORM OF COLLECTION ACCOUNT AGREEMENT

              [On letterhead of name of Originator]


,


[Lock-Box Bank/Concentration Bank/Depositary Bank]

                    Re:      Name of Originator.

Ladies and Gentlemen:

               Reference is hereby made to P.O. Box #
in [city, state, zip code] (the "Lock-Box") of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lock-box agreement) between you and [K N Energy, Inc.] (the
"Company") dated            (the "Agreement").  You hereby
confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to the Company's checking account no.
maintained with you in the name of the Company (the "Lock-Box
Account").

               The Company hereby informs you that pursuant to that certain Receivables Sale Agreement, dated as of ______ __, 1999 between the Company, the other Orginators specified therein and KN Receivables Corporation (the "Seller"), the Company has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box Account to the Seller. The Company and the Seller hereby request that the name of the Lock-Box Account be changed to [Name of Originator], as Sub-Servicer."

               The Company and Seller hereby irrevocably instruct you, and you hereby agree, that upon receiving notice from Bank One, NA ("Bank One") in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to Bank One for itself and as agent (or any designee of Bank One) and Bank One will have exclusive ownership of and access to the Lock-Box and the Lock-Box Account, and neither the Company, the Seller, nor any of their respective affiliates will have any control of the Lock-Box or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as Bank One may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by Bank One, (iv) all services to be performed by you under the Agreement will be performed on behalf of Bank One, and (v) all correspondence or other mail which you have agreed to send to the Company or the Seller will be sent to Bank One at the following address:

              Bank One, NA
              Suite 0079, 21st Floor
              One Bank One Plaza
              Chicago, Illinois 60670-0079
                    Attention:  Credit Manager, Asset Backed
                             Securities Division

               Moreover, upon such notice, Bank One for itself and as agent will have all rights and remedies given to the Company (and the Seller, as the Company's assignee) under the Agreement. Seller agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

               You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by Bank One for the purpose of receiving funds from the Lock-Box are subject to the liens of Bank One for itself and as agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Company or the Seller except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

               THIS LETTER AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF ILLINOIS. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

               This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

        Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

Very truly yours,

[ORIGINATOR]

By:
Name:
Title:


KN RECEIVABLES CORPORATION

By:
Name:
Title:


Acknowledged and agreed to
this      day of

[COLLECTION BANK]

By:
Name:
Title:


BANK ONE, NA, as Agent
By:
Name:
Title:

                             ANNEX A
                         FORM OF NOTICE

                   [On letterhead of Bank One]



,


[Collection Bank/Depositary Bank/Concentration Bank]


                    Re:      [Name of Originator]/KN Receivables
                    Corporation


Ladies and Gentlemen:

               We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among [name of Originator], KN Receivables Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account
number              (the "Lock-Box Account") maintained with you,
transferred to us. Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account
should be sent at the end of each day to                .  You
have further agreed to perform all other services you are performing under that certain agreement dated between you and [Originator] on our behalf.

        We appreciate your cooperation in this matter.


                              Very truly yours,

                              BANK ONE, NA
                              (for itself and as agent)


                              By:
                              Title:

                           EXHIBIT VII

                  FORM OF ASSIGNMENT AGREEMENT


                 THIS   ASSIGNMENT  AGREEMENT  (this  "Assignment
Agreement")  is  entered into as of the ___ day of  ____________,
____,   by   and   between   _______________   ("Assignor")   and
_________________ ("Assignee").

        PRELIMINARY STATEMENTS

                A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(a) of that certain Receivables Purchase Agreement dated as of September 28, 1999 by and among KN Receivables Corporation, Falcon Asset Securitization Corporation, International Securitization Corporation, Bank One, NA, as Agent, and the Financial Institutions party thereto (as amended, modified or restated from time to time, the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

                B. Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial
Institution thereunder; and

               C. Assignor is selling and assigning to Assignee an undivided ____________% (the "Transferred Percentage") interest in all of Assignor's rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor's Commitment and (if applicable) the Capital of Assignor's Purchaser Interests as set forth herein;

               AGREEMENT

               The parties hereto hereby agree as follows:

               1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to Conduits, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

                2. If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Purchase Agreement.

               3. If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor's Purchaser Interests (such amount, being hereinafter referred to as "Assignee's Capital"); (ii) all accrued but unpaid (whether or not then due) Financial Institution Discount Rate attributable to Assignee's Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date ("Assignee's Acquisition Cost");

whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and the Capital of Assignor's Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Purchase Agreement.

                4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to such Assignor pursuant to the Purchase Agreement.

                5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

                6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Assignor, any Obligor, any Assignor Affiliate or the performance or observance by Assignor, any Obligor, any Assignor Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, together with such other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, Conduits, Assignor or any other Financial Institution or Assignee and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (g) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Assignee.

                7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1, 13.1 and 14.6 thereof.

                8.    Schedule  I hereto sets forth  the  revised
Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

                9.    THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED
BY,  AND  CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE  OF
ILLINOIS.

                10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Conduits, it will not institute against, or join any other Person in instituting against, Conduits any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                              [ASSIGNOR]

                              By:
                              Title:

                              [ASSIGNEE]


                              By:
                              Title:


               SCHEDULE I TO ASSIGNMENT AGREEMENT


               LIST OF LENDING OFFICES, ADDRESSES
               FOR NOTICES AND COMMITMENT AMOUNTS


Date: _______________, ____


Transferred Percentage:       ________%




              A-1         A-2          B-1          B-2
Assignor  Commitment   Commitment
          (prior to    (after
          giving       giving
          effect to    effect to                  Ratable
          the          the          Outstanding   Share of
          Assignment   Assignment   Capital       Outstanding
          Agreement)   Agreement)   if any        Capital

                          A-2          B-1          B-2
Assignee               Commitment
                       (after
                       giving
                       effect to                  Ratable
                       the          Outstanding   Share of
                       Assignment   Capital       Outstanding
                       Agreement    if any        Capital






Address for Notices


Attention:
Phone:
Fax:

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE


TO:________________________, Assignor
        ________________________
        ________________________
        ________________________

TO:________________________, Assignee
        ________________________
        ________________________
        ________________________

                The undersigned, as Agent under the Receivables Purchase Agreement dated as of ______, ____ by and among ___________, a ____________ corporation, _____________, as
Servicer, Falcon Asset Securitization Corporation, ______________________, Bank One, NA, as Agent, and the Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

                1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.

                 2.     Each  Conduit  hereby  consents  to   the
Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.


                 [3.   Pursuant  to  such  Assignment  Agreement,
Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

                              Very truly yours,

                                   BANK ONE, NA, individually and
                                   as Agent


                              By:__________________________

                              Title:_______________________



                              FALCON ASSET SECURITIZATION
                              CORPORATION


                              By: ____________________________
                                   Authorized Signatory


                          EXHIBIT VIII

                  CREDIT AND COLLECTION POLICY


                           EXHIBIT IX

                       FORM OF CONTRACT(S)


                            EXHIBIT X

                     FORM OF MONTHLY REPORT

               [In addition to such other information as may be included on this exhibit, each Monthly Report should set forth the following with respect to the related Calculation Period (as defined in the Receivables Sale Agreement): (i) the aggregate Outstanding Balance of Receivables created and conveyed by Originator to Seller in purchases pursuant to the Receivables Sale Agreement during such Calculation Period, as well as the Net Receivables Balance included therein, (ii) the aggregate purchase price payable to Originator in respect of such purchases, specifying the Discount Factor (as defined in the Receivables Sale Agreement) in effect for such Calculation Period and the aggregate Purchase Price Credits (as defined in the Receivables Sale Agreement) deducted in calculating such aggregate purchase price, (iii) the aggregate amount of funds received by the Servicer during such Calculation Period which are to be applied as Reinvestments, (iv) the increase or decrease in the amount outstanding under the Subordinated Note (as defined in the Receivables Sale Agreement) as of the end of such Calculation Period after giving effect to the application of funds toward the aggregate purchase price and the restrictions on Subordinated Loans (as defined in the Receivables Sale Agreement) set forth in
Section 1.2(a)(ii) of the Receivables Sale Agreement, and (v) the amount of any capital contribution made by Originator to Seller as of the end of such Calculation Period pursuant to Section 1.2(b) of the Receivables Sale Agreement.]

               The above is a true and accurate accounting pursuant to the terms of the Receivables Purchase Agreement dated [month, day, year] (the "Agreement"), by and among [Seller's name] and Bank One, NA as Agent, and I have no knowledge of the existence of any conditions or events which constitute an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by this monthly report or as of the date of this certificate, except as set forth below.


By:______________________
Name:___________________
Title:____________________
Company Name:___________
Date:____________________
                           SCHEDULE A

              COMMITMENTS OF FINANCIAL INSTITUTIONS

   Financial Institution             Commitment


                           SCHEDULE B

             DOCUMENTS TO BE DELIVERED TO THE AGENT
               ON OR PRIOR TO THE INITIAL PURCHASE


PART I: Documents to be Delivered in Connection with the Receivables Sale Agreement

1. Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

1. Copy of the Resolutions of the Board of Directors of each Originator certified by its Secretary, authorizing such Originator's execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder.

1. Articles or Certificate of Incorporation of each Originator certified by the Secretary of State of the jurisdiction of incorporation of such Originator.

1. Good Standing Certificate for each Originator issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations.

1. A certificate of the Secretary of each Originator certifying: (i) the names and signatures of the officers authorized on its behalf to execute the Receivables Sale Agreement and any other documents to be delivered by it thereunder and (ii) a copy of such Originator's By-Laws.

1. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Originator from the following jurisdictions:

1. Signed financing statements for all jurisdictions as may be necessary or, in the opinion of Seller (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.

1. Signed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by each Originator.

1.           Executed Collection Account Agreements for each
             Lock-Box and Collection Account.

1. Favorable opinions of legal counsel for each Originator reasonably acceptable to Seller (or its assigns) in the form attached hereto as Annex B.

1.           A "true sale" opinion and "substantive
             consolidation" opinion of counsel for each Originator with respect to the transactions contemplated by the Receivables Sale Agreement.

1.           A Compliance Certificate.

1. Executed copies of the Subscription Agreement (as defined in the Receivables Sale Agreement).

1. Executed copies of the Subordinated Note (as defined in the Receivables Sale Agreement) by Seller in favor of each Originator.


PART II:  Documents to Be Delivered in Connection with the
Agreement

1. Executed copies of the Agreement, duly executed by the parties thereto.

1. Copy of the Resolutions of the Board of Directors of Seller certified by its Secretary authorizing such Person's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

1. Articles or Certificate of Incorporation of Seller certified by the Secretary of State of its jurisdiction of incorporation.

1.           Good Standing Certificate for Seller issued by the
             Secretaries of State of its state of incorporation and each jurisdiction where it has material operations.

1.           A certificate of the Secretary of Seller certifying
             (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such Person's By-Laws.

1. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against Seller from the following jurisdictions:

1. Signed financing statements for all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

1. Signed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Seller.

1. Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

1. Favorable opinions of legal counsel for Seller reasonably acceptable to the Agent in the form attached hereto as Annex C.

1. If requested by any Conduit or the Agent, a favorable opinion of legal counsel for each Financial Institution, reasonably acceptable to the Agent which addresses the following matters:

                    --   This Agreement has been duly authorized
                         by all necessary corporate action of
                         such Financial Institution.

                    --   This Agreement has been duly executed
                         and delivered by such Financial
                         Institution and, assuming due
                         authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of such Financial
                         Institution, enforceable against such
                         Financial Institution in accordance with its terms.

1.           A Compliance Certificate.

1.           The Fee Letter.

1.           A Monthly Report as at September 28, 1999.